Exhibit 23.2

CONSENT OF WIPFLI LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 29, 2013, relating to the consolidated financial statements of ARI Network Services, Inc. and Subsidiary (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2013.

/s/ Wipfli LLP

Minneapolis, Minnesota

January 8, 2014